                                                                    EXHIBIT 10.6




                       OPTION AGREEMENT TO PURCHASE STOCK


                                 by and between

                           MOBILITY ELECTRONICS, INC.

                                       and

                       CYBEX COMPUTER PRODUCTS corporation

                       OPTION AGREEMENT TO PURCHASE STOCK


         This Option Agreement to Purchase Stock (the "Agreement"), dated as of March 1, 2002 is by and among Mobility Electronics, Inc., a Delaware corporation ("Seller"), and Cybex Computer Products Corporation d/b/a Avocent-Huntsville, an Alabama corporation ("Purchaser").

                                   WITNESSETH:

         WHEREAS, Seller desires to grant an option to Purchaser for the purchase of all of the shares of the Series A preferred stock (the "Stock"), that Seller owns of 2C Computing, Inc. ("2C"); and

         NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I
                               OPTION TO PURCHASE

         SECTION 1.1 GRANT OF OPTION. Subject to a right of first offer to 2C (the "2C Offer"), Seller hereby grants to Purchaser the exclusive option (the "Option") to purchase the Stock at the price and upon the terms and conditions set forth in this Agreement.

         SECTION 1.2 OPTION TO PURCHASE STOCK. Purchaser shall pay to Seller an option fee of Twenty-Five Thousand Dollars ($25,000) upon the date that Seller receives from Purchaser in writing notification that the 2C Offer has expired.

         SECTION 1.3 TERMINATION OF OPTION; EXTENSION; TERMINATION. The term of this Option shall be fifteen (15) days, commencing upon the date that Seller receives from Purchaser in writing notification that the 2C Offer has expired (the "Option Date"). Purchaser may extend the Option at its discretion for additional fifteen (15) day terms by the payment to Seller of an additional option fee of Twenty-Five Thousand Dollars ($25,000) for each fifteen (15) day extension. Purchaser may extend the term of the Option for up to seven (7) extension terms, but, unless the Seller otherwise agrees in writing, the Option and this Agreement shall automatically terminate one hundred twenty (120) days after the Option Date. The Purchaser may terminate this Option at any time after the initial fifteen (15) day term by delivering to Seller in writing notice of termination.

         SECTION 1.4 PURCHASE PRICE. The purchase price for the Stock shall be the greater of (a) $1,482,000 or (b) the price per share that Purchaser pays during the one hundred twenty (120) day period from the Option Date for any outstanding shares of Series A preferred stock of 2C held by stockholders other than Seller, multiplied by the number of shares held by Seller, minus the Option fee paid under Section 1.2 hereof and any extension fees paid under Section 1.3 (the "Purchase Price"). Purchase Price shall be payable in cash at the Closing (as defined in Section 1.5 hereof).

         SECTION 1.5 EXERCISE OF OPTION; Purchase and Sale of Stock. Purchaser may exercise the Option by delivering to Seller in writing a notice of exercise. Upon the exercise of the Option, Purchaser and Seller shall schedule a closing (the "Closing") of the purchase and sale of the Stock. Subject to and upon the terms and conditions contained herein, and provided the Option is exercised by Purchaser prior to its termination or expiration, then at the Closing, Seller shall sell, transfer, assign, convey and deliver to Purchaser, free and clear of all adverse claims, security interests, liens, claims and encumbrances, and Purchaser shall purchase, accept and acquire from Seller, the Stock.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         Seller represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made at such time:

         SECTION 2.1 OWNERSHIP OF THE STOCK. Seller represents that: (i) it owns, beneficially and of record, good and valid title to the Stock; and (ii) at the Closing, Seller will convey to Purchaser good and valid title to the Stock owned by Seller.

         SECTION 2.2 ORGANIZATION AND GOOD STANDING; Qualification. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 2.3 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Seller of the transactions contemplated hereby and thereby, have been duly authorized by Seller, (ii) this Agreement and the other documents contemplated by this Agreement, to which it is a party have been or will be as of the Closing Date executed and delivered by Seller and constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

         SECTION 2.4 CONSENTS. No consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of Seller.

         SECTION 2.5 TRANSFERABILITY OF THE STOCK; NO VIOLATIONS. Other than the 2C Offer set forth in the Warrant Purchase Agreement between Seller and 2C dated as of August 30, 2000, the Stock is freely transferable by Seller, and there are no restrictions or limitations of any kind prohibiting or conditioning the grant of the Option or the sale and transfer of the Stock to Purchaser. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or bylaws of Seller or any agreement, indenture or other instrument under which Seller is bound or to which any of the Stock is subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon any of the Stock or (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Seller or the Stock.

                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing as if made at such time:

         SECTION 3.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, with all requisite power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         SECTION 3.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Purchaser of this Agreement and the documents contemplated by this Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by Purchaser.

         SECTION 3.3 NO VIOLATIONS. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (a) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or bylaws of Purchaser or any agreement, indenture or other instrument under which Purchaser is bound (b) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Purchaser.

                                   ARTICLE IV
                               CLOSING DELIVERIES

         SECTION 4.1 DELIVERIES OF THE SELLER. At the Closing, Seller shall deliver to Purchaser the following, all of which shall be in form and content satisfactory to Purchaser and its counsel and dated as of the Closing Date unless otherwise specified:

                 (a) certificates representing the Stock, accompanied by stock powers, executed in blank;

                 (b) such other instrument or instruments of transfer as shall be necessary or appropriate, as Purchaser or its counsel shall reasonably request, to vest in Purchaser good and marketable title to the Stock being sold to Purchaser.

         SECTION 4.2 DELIVERIES OF PURCHASER. At the Closing, Purchaser shall deliver to the Seller, the Purchase Price in immediately available funds.

         SECTION 4.3 TRANSACTION TAXES. Each party shall be responsible for any taxes such party may have as a result of the transactions contemplated herein.

                                    ARTICLE V
                                  MISCELLANEOUS

         SECTION 5.1 ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto.

         SECTION 5.2 ENTIRE AGREEMENT. The Agreement constitutes the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

         SECTION 5.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF DELAWARE.

         SECTION 5.4 NOTICE. Any notice or demand which is permitted or required hereunder will be deemed to have been received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one day after sent by overnight delivery by a nationally recognized courier or telecopy providing confirmation or receipt of delivery, or (c) three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the following addresses: (i) if to Seller: 7955 East Redfield Road, Scottsdale, Arizona 85260, Attn: Chief Executive Officer; and (ii) if to
Purchaser: 4991 Corporate Drive, Huntsville, Alabama 35805, Attn: Chief Executive Officer; with a copy to Sam Saracino, Esq., Senior Vice President of Legal and Corporate Affairs, General Counsel, 9911 Willows Road N.E., Redmond, Washington 98052.

         SECTION 5.5 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                    SELLER:
                                    ------

                                    MOBILITY ELECTRONICS, INC.



                                    By:        /s/ Charles R. Mollo
                                               ---------------------------------
                                    Title:     Chief Executive Officer




                                    PURCHASER:
                                    ---------

                                    CYBEX COMPUTER PRODUCTS CORPORATION


                                    By:        /s/ Doyle C. Weeks
                                               ---------------------------------
                                    Title:     Executive Vice President